Kingold Jewelry, Inc. Announces Share Repurchase Plan

WUHAN CITY, China, July 12, 2012 -- Kingold Jewelry, Inc. (NASDAQ: KGJI), one of China's leading manufacturers and designers of high quality 24-karat gold jewelry, ornaments and investment-oriented products, today announced that Kingold’s board of directors has authorized the repurchase of up to $10 million of issued and outstanding shares of Kingold’s common stock in the open market or in privately negotiated transactions at any time and from time to time during the twelve-month period ending July 12, 2013. Kingold currently has approximately 53.4 million common shares outstanding.

Repurchases will be made under the plan using Kingold’s own cash resources. These repurchases, if and when made, will be made subject to market conditions, applicable legal requirements (including federal and state securities laws as well as rules of the Securities and Exchange Commission) and other factors. This plan does not obligate Kingold to acquire any particular amount of common stock and the plan may be modified, extended or terminated at any time at Kingold’s discretion.

Mr. Zhi Hong Jia, Chairman and Chief Executive Officer of Kingold, stated, “As reported in our filings with the Securities and Exchange Commission, the Company recently contemplated a secondary offering to help accelerate our growth, but given the decrease in our share price after the announcement of the offering, our management and Board determined that this was not in the best interest of the Company or its shareholders. In addition to growing our Company, it is our goal to enhance long-term stockholder value. We believe that our current share price presents an attractive investment opportunity and that it is prudent to establish a stock repurchase plan at this time. We remain steadfast in our confidence in Kingold’s fundamentals as reflected with this share repurchase, and look forward to keeping shareholders apprised of our progress.”

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Kingold Jewelry, Inc.:

Kingold Jewelry, Inc., centrally located in Wuhan City, China's fourth largest city, was founded in 2002 and today is one of China's leading designers and manufacturers of 24-karat gold jewelry, ornaments and investment-oriented products. The Company sells both directly to retailers as well as through major distributors across China. Kingold has received various industry awards and has been a member of the Shanghai Gold Exchange since 2003. For more information, please visit www.kingoldjewelry.com.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements relate to future events or Kingold’s future financial performance and can be identified by the use of forward-looking terminology such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation” and similar expressions, or the negative of those expressions. These forward-looking statements are based on management’s reasonable current assumptions and expectations. Such forward-looking statements involve risks, uncertainties and other factors, which may cause Kingold’s actual results, levels of activity, performance or achievement to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Please refer to the risk factors contained in Kingold's SEC filings available at www.sec.gov, including the prospectus supplement and accompanying prospectus relating to this offering, Kingold's most recent Annual Report on Form 10-K and Kingold’s Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Kingold undertakes no obligation to update or revise any forward-looking statements for any reason.

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July 12, 2012

Company Contact:

Kingold Jewelry, Inc.

Bin Liu, CFO

Phone: +1-847-660-3498 (US) / +86-27-6569-4977 (China)

Email: bl@kingoldjewelry.com

INVESTOR RELATIONS The Equity Group Inc. Adam Prior, Vice President (212) 836-9606 aprior@equityny.com	Katherine Yao, Account Executive +86 10-6587-6435 kyao@equityny.com

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